Exhibit 99.1

Contact:	David A. Johnson, CEO
Thomas J. Concannon, CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS ANNOUNCES NEW $6 MILLION LEASE AGREEMENT

HOUSTON, TEXAS August 1, 2006 - Geokinetics Inc. (OTCBB: GOKN) announced today the closing of a new $6 million equipment lease agreement with The CIT Group/Equipment Financing, Inc. The new lease facility will allow the Company to complete the acquisition of an additional 5,000 channels of seismic acquisition equipment and field a new 3D seismic acquisition crew.

Dave Johnson, the President and Chief Executive Officer of the Company, stated “We continue to respond to the strong demand from our customers for additional seismic acquisition projects. With this additional equipment, Geokinetics now owns approximately 37,000 channels of seismic acquisition equipment which can be deployed among 8 to 10 seismic acquisition crews depending upon our clients’ requirements.”

Geokinetics Inc., based in Houston, Texas, is a provider of 3D seismic acquisition and high-end seismic data processing services to the oil and gas industry.

GEOKINETICS INC. (OTCBB: GOKN)

One Riverway, Suite 2100, Houston, Texas  77056  (713) 850-7600  (713) 850-7330 FAX